SUB-ITEM 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                         AIM INVESTMENT SECURITIES FUNDS

On June 29, 2005, the Audit Committee (the "Audit Committee") of the Board of Trustees (the "Board") of AIM Investment Securities Funds (the "Trust") appointed PricewaterhouseCoopers LLP ("PWC") as the independent registered public accounting firm of the series portfolios of the Trust (the "Funds") for the fiscal year ending July 31, 2005. Such appointment was ratified and approved by the Independent Trustees of the Board. For the prior reporting period, Ernst & Young LLP ("E&Y") was the Funds' independent registered public accounting firm. On June 29, 2005, the Trust obtained a formal resignation from E&Y as the independent registered public accounting firm of the Funds.

E&Y's report on the financial statements of the Funds for the past two years did not contain an adverse or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the period E&Y was engaged, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to that matter in connection with such reports.

(Letters dated June 29, 2005 and September 8, 2005 from E&Y are attached as Attachment A's to this exhibit.)

                                                                    ATTACHMENT A

[ERNST & YOUNG LLP]             Ernst & Young LLP           Phone: (713)750-1500
   Letterhead                   5 Houston Center            Fax: (713) 750-1501
                                Suite 1200                  www.ey.com
                                1401 McKinney Street
                                Houston, Texas 77010-4035

June 29, 2005

Ms. Sidney M. Dilgren
Treasurer
11 Greenway Plaza
Houston, Texas 77046

Dear Ms. Dilgren:

This is to confirm that the client-auditor relationship between AIM Investment Securities Funds (Commission File Number 33-39519) and Ernst & Young LLP has ceased.

                                                           Very truly yours,


                                                           /s/ Ernst & Young LLP

Cc: PCAOB Letter File
    Office of the Chief Accountant
    Securities and Exchange Commission
    100 F Street, N.E.
    Washington, DC 20549- 7561

                     Member Practice of Ernst & Young Global

                                                                    ATTACHMENT A

[ERNST & YOUNG]                 Ernst & Young LLP           Phone: (713)750-1500
   Letterhead                   1401 McKinney Street        Fax: (713) 750-1501
                                Houston, Texas 77010        www.ey.com

September 8, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sirs:

We have read and agree with the comments contained in Sub-Item 77k of Form N-SAR of AIM Investment Securities Funds.


                                                           Very truly yours,


                                                           /s/ Ernst & Young LLP

                     Member Practice of Ernst & Young Global